                                                                   EXHIBIT 10.42

                                NATIONSRENT, INC.

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of August 19, 2002 (the "Start Date"), by and between NationsRent, Inc., a Delaware corporation (the "Company"), and D. Clark Ogle ("Executive"). If not otherwise defined herein, all initially capitalized words and phrases shall have the meanings ascribed to them in Section 10 of this Agreement.

                                    AGREEMENT

                  The Company and Executive desire to enter into this Agreement pursuant to which the Company shall employ Executive on the terms and subject to the conditions set forth in this Agreement. In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the Employment Period.

2.                         Position and Duties.

         (a) During the Employment Period, Executive shall serve as the Chief Executive Officer and, subject to the management of the business and affairs of the Company at the direction of the Board of Directors of the Company (the "Board"), shall have such authority and responsibility and shall perform such duties as may be assigned to him from time to time by the Board or the Chairman of the Board and, in the absence of such assignment, shall have responsibility for managing and implementing the Company's restructuring initiatives, in addition to the normal duties, responsibilities, functions, and authority of an executive serving in such position. Notwithstanding the foregoing, Executive shall obtain prior Board approval for all matters outside the ordinary course of business, including but not limited to, (i) material changes to the Company's business plan or proposed plan of reorganization, as filed with the Bankruptcy Court in June 2002 (the "Plan") and (ii) changes in the Company's executive management or its restructuring advisors. In addition, Executive shall confirm the designation and amount of all key employee retention bonuses previously granted by the Company pursuant to the NationsRent, Inc. Retention Bonus Plan within thirty (30) days of the Start Date.

         (b) During the Employment Period, Executive shall report to the Board and devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and shall perform his duties, responsibilities, and functions to the Company hereunder to the best of his abilities.

         (c) Executive shall perform his duties hereunder at the Company's principal place of business in Ft. Lauderdale, Florida.

3.                         Compensation and Benefits.

         (a) Salary. During the Employment Period, Executive's base salary shall be $600,000 per annum (the "Base Salary"), which salary shall be payable by the Company in regular installments in accordance with the Company's general payroll practices, pro-rated for any partial years.

         (b) Emergence Bonus. Upon the occurrence of the Emergence Date, Executive will receive a one-time bonus equal to 100% of his Base Salary as in effect on the such date (the "Emergence Bonus").

         (c) Performance Bonus. Executive shall participate in the senior management incentive compensation plan being developed by the Company and the Board for the fiscal year ended December 31, 2002, as well as any senior management incentive compensation plan developed by the Company and the Board for any other fiscal year during the Employment Period.

         (d) Benefits. In addition to the Base Salary and any bonuses payable to Executive pursuant to Section 3, Executive shall be entitled to those benefits for which senior executives of the Company are generally eligible pursuant to the Company's policies as in effect from time to time including coverage under D&O Insurance (collectively, the "Employee Benefits").

                  Notwithstanding the above, Executive is, as of the Start Date, participating in a health plan maintained by an unrelated third party ("Third Party Health Plan") and will not elect to be covered by the Company's health benefits plan. However, in the event, for any reason, Executive ceases during the Employment Period to participate in the Third Party Health Plan, Executive may immediately elect coverage and participate in all health benefits plans maintained by the Company.

         (e)               Expense Reimbursement.

                  (i)               During the Employment Period, the Company
                           shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement that are consistent with the Company's policies in effect from time to time with respect to travel (including related travel insurance), entertainment, and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

                  (ii)              Executive shall be entitled to reimbursement
                           for his reasonable and documented expenses, including temporary lodging in Ft. Lauderdale for a period not to exceed one year and relocation expenses not to exceed $50,000.

         (f) Withholding. All amounts payable to Executive as compensation hereunder shall be taxable and subject to all required withholding by the Company.


4.                         Termination of Employment Period.

         (a) The Employment Period may be terminated by the Company at any time for any reason. Except as otherwise provided herein, any termination of the Employment Period by the Company shall be effective as specified in a written notice from the Company to Executive.

         (b) The Employment Period shall terminate immediately upon Executive's resignation, death, or mental or physical disability or incapacity (as determined by the Board in its good faith judgment) that prevents Executive from performing a substantial portion of his duties for a period exceeding (i) 60 consecutive days or (ii) 100 days in any twelve (12) month period.

5.                         Severance Benefits.

         (a) Subject to Executive's completion of all eligibility requirements set forth in this Section 5, if Executive suffers an Employment Loss during the Employment Period, Executive will be entitled to receive the following severance award benefits (collectively, the "Severance Benefits"):

                  (i)               a lump-sum payment equal to two (2) times
                           Executive's annual Base Salary in effect at the time Executive suffers the Employment Loss (which payment will be subject to all applicable federal, state, and local tax withholdings and required contributions for the continuation of health and welfare Employee Benefits during the Employee Benefits Period (defined below)), payable on first (1st) business day after the expiration of the seven (7)-day revocation period referred to in Section 12(g) of the General Release attached hereto as Exhibit A (the "General Release");

                  (ii)              continuation of all health and welfare
                           Employee Benefits for a period of two (2) years (or such longer period, without duplication, as required by the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA")) commencing on the date of his Employment Loss (the "Employee Benefits Period") or, in the event Executive is covered by a Third Party Health Plan on the date of his Employment Loss, the ability to elect coverage and participate in the Company's health benefits plan for a period beginning upon the loss of coverage under the Third Party Health Plan and ending two (2) years after the Employment Loss Date;

                  (iii)             a one-time Emergence Bonus in accordance
                           with Section 3(b) hereof if the Emergence Date occurs within 180 days following the date of the Executive's Employment Loss;

                  (iv)              continuation of Executive's coverage under
                           the Company's D&O Insurance policy, or the Company shall provide Executive with similar coverage, in either case, on substantially the same terms and conditions until the third (3rd) anniversary of the date of Executive's Employment Loss; and

                  (v)               payment of any accrued unpaid Base Salary
                           and any accrued unused vacation through the date of his Employment Loss.

         (b)               To receive the Severance Benefits described under
                  Section 5(a), Executive must have executed and delivered to the Company the General Release, which release shall include, without limitation, the resignation of Executive from all positions as a director or officer of the Company, any subsidiary thereof, and any other entity that Executive is serving in such capacity at the request of the Company. If Executive fails or refuses to execute the General Release, or revokes the General Release prior to the expiration of the seven (7)-day revocation period referred to in Section 12(g) of the General Release, Executive shall not be entitled to receive the Severance Benefits described under Section 5(a). In the event Executive executes the General Release, the Company shall execute a release in favor of Executive with respect to those claims which the Company would have the power to indemnify Executive in accordance with Section 145 of the General Corporation Law of the State of Delaware.

         (c) Executive shall not be required to mitigate the amount of the Severance Benefits by seeking other employment or otherwise, nor shall such amount be reduced by any compensation received from other employment.

         (d) If Executive dies after he suffers an Employment Loss but before he receives payment of the Severance Benefits described in Section 5(a)(i), 5(a)(iii) and 5(a)(v), the Company will pay such benefits to Executive's estate; provided, however, that, Executive or Executive's estate, as the case may be, has complied with the terms of Section 5 (including, without limitation, execution of the General Release).

         (e) Notwithstanding any provision of this Agreement to the contrary, Executive shall automatically forfeit any and all rights to any and all Severance Benefits and any and all other benefits under this Agreement, other than payment of accrued unpaid Base Salary and accrued unused vacation through the date of termination of Executive's employment, if, prior to the Due Date: (i) Executive's employment is terminated with Cause; (ii) Executive voluntarily resigns without Good Reason; or (iii) Executive is part of a Group that is formed for the purpose of consummating a Management Buyout and such Management Buyout is consummated.

6.                         Extension of Health and Welfare Employee Benefits.
         After the termination of health and welfare Employee Benefits at the expiration of the Employment Period or the Employee Benefits Period, as the case may be, Executive shall receive a monthly reimbursement (the "Benefit Premium Reimbursement") of the difference between (a) the actual premium paid by Executive for continuation of health insurance coverage through COBRA and (b) the employee portion of the fixed premium for health and welfare Employee Benefits for an employee and spouse under the Company's then existing Employee Benefit plans and arrangements. Executive will be eligible to receive Benefit Premium Reimbursements only for such time as Executive is eligible for coverage under COBRA.

7. Confidential Information. Executive acknowledges that the information, observations, and data (including, without limitation, trade secrets, business, sales, or marketing plans and strategies, expansion plans and strategies, and customer lists) obtained by him while employed by the Company and its subsidiaries (including those obtained by him prior to the date of this Agreement) concerning the business or affairs of the Company or any other subsidiary, whether written or oral, tangible or intangible (the "Confidential Information") is the property of the Company or such subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions; provided, however, that, the foregoing notwithstanding, in the event that Executive is requested or becomes legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demands, or similar process) to disclose any Confidential Information or take any other action prohibited by this Agreement, Executive shall provide the Company with prompt written notice thereof (in reasonable detail) so that the Company may seek a protective order or other appropriate remedy and/or waive, in writing, compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Agreement, Executive shall furnish only that portion of the Confidential Information or take only such action as is legally required by law or binding order and shall exercise its reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded any Confidential Information so furnished. Executive shall deliver to the Company at the termination or expiration of the Employment Period, or at any other time that the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software, and other documents and data (and copies thereof) embodying or relating to the Confidential Information or the business of the Company or any other subsidiaries that he may then possess or have under his control.

8.                         Non-Compete, Non-Solicitation.

         (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company and its affiliates and subsidiaries he has, and will continue to, become familiar with the Company's trade secrets and with other Confidential

                  Information concerning the Company and its subsidiaries and that his services have been and shall continue to be of special, unique, and extraordinary value to the Company and its subsidiaries. Therefore, Executive agrees that, during the term of his employment plus a period of two years following the date of termination of his employment with the Company for any reason (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its subsidiaries in the United States, as such businesses exist or are in process during the Employment Period. Nothing herein shall prohibit Executive from being a passive owner of not more than two percent (2%) of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the business of such corporation.

         (b) During the Noncompete Period, Executive shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof or (ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee, or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, or business relation and the Company or any subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its subsidiaries).

         (c) If, at the time of enforcement of Section 8, a court shall hold that the duration or scope restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration or scope reasonable under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period and scope permitted by law. Executive acknowledges that the restrictions contained in Section 8 are reasonable and that he has reviewed the provisions of this Agreement with his legal counsel.

         (d) In the event of the breach or a threatened breach by Executive of any of the provisions of Section 8, the Company, in addition and supplementary to other rights and remedies existing in its favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

9. Executive's Representations. Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate, or cause a default under any contract, agreement, instrument, order, judgment, or decree to which Executive is a party or by which he is bound, (b) Executive is not a party to or bound by any employment agreement, noncompete agreement, or confidentiality agreement with any other person or entity that would be violated by the terms of this Agreement, and (c) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

10. Definitions. If not otherwise defined herein, the following words and phrases shall have the following meanings:

         (a) "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware in Wilmington, Delaware.

         (b) "Cause" means: (i) Executive's commission of a felony or other crime that is manifestly injurious to the Company or its affiliates or Executive's commission of any act or omission involving dishonesty, disloyalty, or fraud with respect to the Company or any of its affiliates or any of their customers or suppliers; (ii) Executive's reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace), or other repeated conduct causing the Company or any of its affiliates public disgrace or disrepute or economic harm; (iii) Executive's repeated failure to perform duties as reasonably directed by the Board or Chairman of the Board; or (iv) Executive's gross negligence or willful misconduct with respect to the Company or any of its affiliates.

         (c) "D&O Insurance" means insurance that insures persons serving as corporate directors and officers of the Company (or any of its subsidiaries) against claims asserted against such persons and incurred by such persons in their capacity, or arising out of such persons' status, as corporate directors or officers of the Company (or any of its subsidiaries).

         (d) "Emergence Date" means the earliest to occur of (i) the effective date of a confirmed Plan; (ii) the date of consummation of the sale of substantially all of the assets of the Company; (iii) the date that the Company is merged, consolidated, or reorganized into or with any other entity; or
                  (iv) the date of consummation of a transaction that is a change in control transaction of the type required to be reported under Item 1 of Form 8-K (or any successor schedule, form, or report or item therein) with the Securities and Exchange Commission (the "SEC").

         (e) "Employment Loss" means: (i) any actual termination by the Company of Executive's employment during the Employment Period which is without Cause; or (ii) if Executive voluntarily terminates his employment during the Employment Period for Good Reason.

         (f) "Employment Period" means the period beginning on the Start Date and, subject to earlier termination in accordance with Section 4 hereof, ending on the second (2nd) anniversary of the Start Date.

         (g) "Good Reason" means: (i) any material and substantial diminution by the Board of Executive's position, duties, or responsibilities or (ii) any material reduction in Executive's Base Salary or any material reduction in Executive's Employee Benefits.

         (h) "Management Buyout" means a transaction or series of related transactions pursuant to which any "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (a "Group")), acquires, directly or indirectly, combined voting power of then-outstanding voting securities of the Company in an amount sufficient to cause a change of control, as required to be disclosed in any form of report filed with the SEC pursuant to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein).

11. Survival. Sections 6 through 19 shall survive and continue in full force in accordance with their terms notwithstanding the expiration or termination of the Employment Period.

12. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by reputable overnight courier service, or mailed by first class mail, return receipt requested, (a) if to the Company, addressed to Joseph H. Izhakoff, General Counsel, NationsRent, Inc., 450 East Las Olas Blvd. Ft. Lauderdale, Florida 33301 or (b) if to the Executive, to the address set forth on the signature page of this Agreement, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered.

13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or any action in any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdictions as if such invalid, illegal, or unenforceable provision had never been contained herein.

14. Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

15. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

16. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

17. Successors and Assigns. This Agreement will bind and inure to the benefit of and be enforceable by, Executive, the Company, and their respective heirs, successors, and assigns (in the case of the Company, whether direct or indirect, by purchase, merger, consolidation, or otherwise, to all or substantially all of the business and/or assets of the Company, by a written agreement that is part of such transaction), except that Executive may not assign his rights or delegate his duties or obligations hereunder without the prior written consent of the Company.

18. Choice of Law. All issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

19. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company (as approved by the Board) and Executive, and no course of conduct or course of dealing or failure or delay by any party hereto in enforcing or exercising any of the provisions of this Agreement (including, without limitation, the Company's right to terminate the Employment Period at any time for any reason) shall affect the validity, binding effect, or enforceability of this Agreement or be deemed to be an implied waiver of any provision of this Agreement.

20. Bankruptcy Court Approval. The Company has filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. The parties understand and agree that this Agreement is subject to, and shall be effective only upon, approval of the Bankruptcy Court.

                [REMAINDER OF PAGE BLANK--SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              NATIONSRENT, INC.


                              By:
                                       ------------------------------------
                              Name:
                                       ------------------------------------
                              Title:
                                       ------------------------------------





                              EXECUTIVE


                              ---------------------------------------------
                              D. Clark Ogle
                              Address:
                                       ------------------------------------

                                       ------------------------------------

                                       ------------------------------------

                                    EXHIBIT A

                                 General Release


                  I, D. Clark Ogle, in consideration of and subject to the performance by NationsRent, Inc., a Delaware corporation (together with its affiliates, the "Company"), of its obligations under Section 5 of the Employment Agreement (including the release of Executive referred to in Section 5(b) thereof), dated as of August 19, 2002 (the "Agreement"), between myself and the Company, do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its direct or indirect owners (collectively, the "Released Parties") to the extent provided below.

1. I understand that any payments or benefits paid or granted to me under the Agreement represent, in part, consideration for signing this General Release and are not salary, wages, or benefits to which I was already entitled. I understand and agree that I will not receive the payments and benefits specified in the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter or breach this General Release.

2. Except as provided in Section 4 of this General Release, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties that I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection
         Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims"); provided, however, that, except as provided in Section 4, the term "Claims" shall not include any rights: (i) arising under Section 5 of the Agreement;
         (ii) for indemnification or reimbursement arising under

         Section 145 of the Delaware General Corporation Law (or any similar applicable statutes of any other states) or the Company's Certificate of Incorporation or Bylaws, or (iii) relating to any action or Claim against the Company by Executive for gross or willful fraud committed by the Company.

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Section 2 of this General Release.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967, as amended, that arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967, as amended).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in
         Section 2 of this General Release as of the execution of this General Release.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

8. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.


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

9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any other self-regulatory organization or governmental entity.

10. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents that are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11. Whenever possible, each provision of this General Release shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12. I hereby resign any and all positions that I might hold as a director or officer of the Company, any subsidiary thereof, and any other entity where I am serving in such capacity at the request of the Company.

13.      BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

(a)               I HAVE READ IT CAREFULLY;

(b) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

(c)               I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

(d) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;


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(e)               I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF
                  THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM ON THE START DATE (AS DEFINED IN THE AGREEMENT) TO CONSIDER IT AND THE CHANGES MADE SINCE THE START DATE VERSION OF THIS RELEASE ARE NOT MATERIAL AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

(f) THE CHANGES TO THE AGREEMENT SINCE THE START DATE EITHER ARE NOT MATERIAL OR WERE MADE AT MY REQUEST;

(g) I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

(h) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

(i) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.



DATE: __________________, 200__            BY:
                                              --------------------------------


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